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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   FORM 8-K

                                 CURRENT REPORT

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   Pursuant to Section 13 and 15(d) of the Securities Exchange Act of 1934

                               December 3, 1997
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               Date of Report (Date of earliest event reported)

               NEW ENERGY COMPANY OF INDIANA LIMITED PARTNERSHIP
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               (Exact name of Registrant as specified in charter)


            Indiana                   0-11431                52-1195762
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation)                                          Identification No.)



             3201 West Calvert Street, South Bend, Indiana  46613
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                (Address of principal executive offices)  (Zip Code)

                                (219) 233-3116
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              Registrant's telephone number, including area code


                                      N/A
                                      ---
        (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.


     On December 3, 1997, New Energy Company of Indiana Limited Partnership ("New Energy") held a special meeting of Limited Partners wherein a majority in interest of the limited partners of New Energy approved a transaction under which the business and assets of New Energy will be acquired by New Energy Corp. ("NEC"), formerly known as Corn Energy, Inc. NEC is an Indiana corporation organized by a Cincinnati, Ohio, investor group for the purpose of this transaction.

     Under the transaction, the purchase price for New Energy is in excess of $70 million including the assumption of certain liabilities. Of the cash proceeds payable to New Energy, $2.5 million will be paid to the Business Development Corporation of South Bend, Mishawaka and St. Joseph County, Indiana, in settlement of New Energy's obligations to it. It is estimated that those limited partners of New Energy entitled to share in the liquidation distribution will receive approximately $400 per limited partner unit as a result of the transaction.

     Subject to all conditions to closing, NEC and New Energy have agreed to use their best efforts to close the transaction prior to December 31, 1997.

                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   New Energy Company of Indiana
                                   Limited Partnership (Registrant)

                                   By: New Energy Corporation of Indiana,
                                       General Partner

                                   By: s/________________________________
                                       Larry W. Singleton, President and
                                       Chief Executive Officer



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